UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

On January 28, 2010, the Bank's board of directors approved and adopted amendments to Articles II, III, IV, and VII of the Bank's bylaws. The Bank revised its bylaws as required by a final rule recently issued by the Federal Housing Finance Agency (Finance Agency) which implements provisions of the Federal Housing and Economic Recovery Act of 2008.

Article III of the Bank's bylaws regarding board composition and eligibility was revised to provide for the number and type of directorships consistent with the Federal Home Loan Bank Act and Finance Agency regulations and to establish that at least two of the Bank's independent directorships shall qualify as public interest directors. New Sections 2, 3, and 4 were added to specify procedures regarding the nomination and election of independent directors, including consultation with the Bank's Affordable Housing Advisory Council on the nomination of independent directors. The revisions also include factors that the board of directors may consider in making independent director nominations. Previously, the bylaws required that the board consist of such persons as appointed and elected thereto in accordance with applicable law, without elaborating upon the relevant election procedures.

Articles II, IV and VII of the Bank's bylaws were revised to make technical corrections only.

The description of the changes of the revised and restated bylaws contained in this report are qualified in their entirety by reference to the full text of the prior bylaws, a copy of which was filed with the Securities and Exchange Commission on January 29, 2008, as Exhibit 3.2 to the Bank's Current Report on Form 8-K and is incorporated herein by reference, and by the revised and restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.2 Bylaws of Federal Home Loan Bank of Atlanta, as Revised and Restated on January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: January 29, 2010	By: _/s/Jill Spencer
Jill Spencer
Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary